                                  OFFICE LEASE

     THIS LEASE by and between Nomura - Warner Center Associates, L.P. ("Landlord") and Vertel Corporation, a California Corporation ("Tenant") is dated November 26, 1996 for reference purposes only.

                                 DEMISING CLAUSE

                                   WITNESSETH:

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, Suite Number 1200, Eight Thousand Nine Hundred and Seventy-Six rentable square feet (8,976 RSF) and Suite 700, approximately (13,654 RSF) Thirteen Thousand, Six Hundred and Fifty-four rentable square feet, for a total of approximately (22,630 RSF) ("Premises") outlined on the location plan attached hereto and marked Exhibit "A", said Premises being situated on the 7th and 12th floors of that certain office building located at 21300 Victory Boulevard, Woodland Hills, California ("Building"), together with a nonexclusive license to use in common with other tenants in the Building and subject to the Rules and Regulations ("Rules and Regulations" mean the rules and regulations from time to time established by Landlord for the Building pursuant to Article 30) the following areas, facilities, and equipment ("Common Areas") appurtenant to the Premises.

     "Common Areas" mean those interior and exterior portions of the Building and such other areas, facilities and equipment from time to time serving the Building, in each case which are designated by Landlord for the use and benefit, in common with other entitled, of tenants and occupants of the Building and/or their respective employees, customers and invitees and/or members of the public, and include, without limitation, any entrances and exits, lobbies, elevators, stairways, corridors and passageways, public washrooms, parking facilities, loading and unloading areas, plazas, sidewalks and landscaped areas, walkways, mechanical, electrical and telephone rooms, utility and service facilities, electrical, mechanical, sprinkler, fire detection and fire prevention and security equipment and facilities, duct shafts, operating maintenance and storage areas and service areas, equipment and facilities, all as from time to time existing.

     Tenant acknowledges that the rent payable to Landlord under this Lease includes sums attributable to the Tenant's use of the Common Areas. The parties agree the leasing is upon and subject to the terms, covenants and conditions set forth herein and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all the terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

                                    1.  TERM

     1. The Term of this Lease ("Term") shall be for approximately Five (5) years, subject to adjustment as provided herein. The Commencement Date shall be January 7, 1997 or the date upon which the Tenant occupies the Premises which in any event shall not exceed the date of March 1, 1997. The Termination Date shall be January 6, 2002 or the last day of the sixtieth (60th) month from the Commencement Date, unless the Term is terminated sooner as hereinafter provided. The Term of this Lease shall commence on the "Commencement Date".


                                        1

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                   2.  NOTICE OF LEASE TERM COMMENCEMENT DATE

     2. The Commencement Date shall be established by Landlord in accordance with the provisions of Article 1 of this Lease and shall be specified in a Notice of Lease Term Commencement Date ("NLT") to be served upon Tenant after Landlord delivers or tenders possession of the Premises to Tenant. Tenant shall execute such NLT acknowledging the Commencement Date and the condition of the Premises on such Commencement Date and return such NLT to Landlord within five
(5) business days whereupon such NLT shall be attached to this Lease and become a part hereof. In the event Tenant fails to execute and return such NLT within said five (5) day period, or fails to serve notice in writing upon Landlord of Tenant's objection on the Commencement Date and condition of the Premises as specified in such NLT within said five (5) day period, the Commencement Date and condition of the Premises and other terms specified in the NLT shall be conclusive between Landlord and Tenant.

                                 3.  BASIC RENT

     3.1 Commencing upon the Commencement Date, and thereafter during each year of the Term, Tenant shall pay to Landlord "Basic Rent". During months one (1) through thirty (30) of the Term, Tenant shall pay Basic Rent in the amount of Nineteen dollars and 80/00 ($19.80) per rentable square foot per annum which is Four Hundred Forty-eight Thousand and Seventy- Four dollars and 00/00 dollars ($448,074.00), one-twelfth (1/12) of which is equal to the "Basic Monthly Rent" in the amount of Thirty-Seven Thousand Three Hundred Thirty-Nine dollars and 50/00 ($37,339.50), subject in each case to certain adjustments as herein provided. Commencing on the first day of the thirty-first (31st) month of the Term, the Basic Rent shall increase to Twenty-One dollars and 00/00 ($21.00) per rentable square foot per annum which is Four Hundred Seventy-five Thousand Two Hundred Thirty dollars and 00/00 ($475,230.00), and the Basic Monthly Rent shall correspondingly increase to Thirty-Nine Thousand Six Hundred and Two dollars and 50/00 ($39,602.50). Except for the first installment of Basic Monthly Rent, which is due on or before the execution of this Lease, Basic Rent shall be payable in monthly installments in advance on the first day of each calendar month during the Term, provided that if the Commencement Date is other than on the first day of a calendar month, the installment of Basic Rent payable on the Commencement Date for the fractional part of a calendar month at the beginning of the Term shall be calculated at a rate per day of one-thirtieth (1/30) of the initial Basic Monthly Rent.

     3.2 Tenant shall pay to Landlord, in addition to Basic Rent, all other amounts which shall become due and payable hereunder by Tenant to Landlord (including, without limitation, the payments by Tenant of Tax Rent and Expense Rent pursuant to Articles 4 and 5 hereof) and any and all of such other amounts so payable ("Additional Rent") shall be deemed to be rent, receivable as such, and when in default all remedies of Landlord on nonpayment of rent shall be applicable thereto. The obligation of Tenant to pay any of the aforementioned amounts owing, accrued or unpaid at the end of the Term shall survive the expiration or earlier termination of this Lease.

     3.3 Said rentals shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, which shall be legal tender at the time of payment, at the office of Landlord or to such other person or at such other place as Landlord may from time to time designate in writing.


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                                  4.  TAX RENT

     4.1 For the purposes of this Article 4 and this Lease, the following words and phrases shall have the meaning indicated:
          (a) "Property Taxes" mean all costs and expenses incurred by Landlord for real and personal property taxes, leasehold taxes in lieu thereof, and any assessments upon the Building and the Common Areas and all or any improvements therein, together with the land upon which they are located (as set out on Exhibit "B" hereto), and taxes or assessments levied in lieu thereof, or in addition thereto, imposed by a governmental authority or agency; and any taxes resulting from a reassessment resulting from the determination by a court that any law, regulation, statute, or constitutional provision purporting to limit tax increases is invalid, either in whole or in part; and any non-progressive tax on or measured with respect to or by gross rentals received from the rental of space in the Building; and including any expenses of Landlord in contesting any of the foregoing or the assessed valuation of the Building, the Common Areas and/or the land thereunder; but excluding any net income, franchise, capital stock, estate, gift or inheritance taxes. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be required to pay any portion of any tax or assessment expense in excess of the amount which would be payable if such tax or assessment expense were paid in installments over the longest possible term; or imposed on land and improvements other than the Building and Common Area.
          (b)  "Tax Base" means Property Taxes for the calendar year 1997.
          (c)  "Tenant Tax Share" means 9.075%
          (d) "Comparison Year" means each successive calendar year of the Term after the calendar year 1997.
          (e) Notwithstanding anything to the contrary contained in this Lease, Tenant will not be responsible for any tax increase due to a change of ownership during the primary term of this Lease.

     4.2 Tenant shall pay to Landlord during each Comparison Year of the Term, in the manner and at the times herein provided, the Tenant Tax Share of the amount, if any, by which the aggregate annual Property Taxes exceed the Tax Base ("Tax Rent"). Should the Termination Date be other than the last day of a Comparison Year, Tax Rent for such year shall be prorated.

     4.3 Prior to the beginning of each Comparison Year within the Term, or as soon thereafter as practical, Landlord shall notify Tenant in writing of Landlord's estimate of the aggregate amount of Property Taxes for such Comparison Year together with the amount, if any, of Tax Rent calculated using such estimate. Tenant shall pay to Landlord such estimated Tax Rent during such Comparison Year in equal monthly installments in advance on the first day of each month.

          In the event that Landlord's notification is received by Tenant after the commencement of such Comparison Year, the first monthly payment of Tax Rent shall also include any Tax Rent payable for the period from the commencement of such Comparison Year until such first monthly payment. As soon as practical after the end of each Comparison Year of the Term, Landlord shall notify Tenant of its determination of the aggregate Property Taxes incurred for such just prior Comparison Year. If on the basis of such determination for, and respecting, such just prior Comparison Year (i) Tenant has underpaid its Tax Rent, Tenant shall forthwith pay to Landlord the full amount of such deficiency, or (ii) Tenant has overpaid its Tax Rent, Landlord shall credit the full amount of such overpayment towards the next Tax Rent due from Tenant, or if determined after expiration of the term, promptly refunded to Tenant.

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     4.4  Notwithstanding anything otherwise contained in this Lease, the calculation and payment of either and both of Basic Rent and Expense Rent under Articles 3 and 5 hereof are separate and distinct from, and shall not in any way be affected by, the calculation and payment of Tax Rent under Article 4.

                                5.  EXPENSE RENT

     5.1 For the purposes of this Article 5 and this Lease, the following words and phrases shall have the meaning indicated:
           (a) "Operating Expenses" mean all the costs and expenses, exclusive of real estate brokerage commissions, incurred by or on behalf of Landlord, without offset for any revenue derived, from any source whatsoever, by or on behalf of Landlord, in the operation, maintenance, repair, improvement, management and administration of the Building and Common Areas, calculated as though the Building was ninety-five percent (95%) occupied and as though all building services had been provided to all such occupants (whether or not so occupied), including the following by way of illustration but not limitation: wages, salaries, benefits, payroll taxes and similar governmental charges, and all other direct costs of personnel performing services rendered, whether or not situated in the Building, to the extent such personnel render services to or for the Building, including Building managers, their assistants and Landlord's clerical and accounting staff; utilities; janitorial, mechanical, security, landscaping, elevator, waste disposal and alarm maintenance and services; parking facility operation, maintenance and management; labor; lighting; air-conditioning; heating; ventilating; water and sewage charges; supplies; materials; tools; equipment; uniforms; operation, maintenance and repair of systems and facilities; structural and non-structural repair; modification, addition, improvement or capital improvement (or, if according to generally accepted accounting principles, such item is properly capitalized the amortized cost thereof, plus interest at the rate set forth in article 38) to the Building, Common Areas and/or the machinery, equipment and facilities thereof either (i) required by directive of a governmental or regulatory entity, or (ii) made by or on behalf of Landlord and intended to reduce the cost of other Operating Expenses, or (iii) which are deemed necessary by Landlord; rent, gross receipts, business or similar taxes assessed; insurance costs required or deemed necessary by Landlord in connection with ownership or operation of the Building; enumeration, fees and other expenses of professional persons and companies to the extent engaged in management or operational services; the expenses of maintaining a Building management office including, but not limited to, a sum equivalent to rent which Landlord would have received had Landlord leased such Premises at the scheduled rate in the Building during the year; and a management fee. Such management fee shall not exceed the percentage charged by independent property management companies for similar buildings in the area.

           (b) Notwithstanding the foregoing, costs and expenses occasioned by the following shall not be included as "Operating Expenses" under this Lease, nor shall Landlord otherwise seek reimbursement from the Tenant under this Lease for costs or expenses associated with:
               (i) the correction of any construction defect or other condition in the Premises or the Building required by applicable law in existence as of the Commencement Date;
               (ii)  Landlord's violation of any applicable law;
               (iii) except as provided in Section 60 of this Lease, claims relating to Hazardous Materials law;

               (iv) Money Landlord pays and is reimbursed in reference to the following; overstandard utility installations by other tenants, costs of disputes with other tenants; depreciation, amortization and mortgage expense.
          (c) "Expense Base" means the Operating Expense for the calendar year 1997.
          (d)  "Tenant Expense Share" means  9.075%.
          (e) "Comparison Year" means each successive calendar year of the Term after the calendar year 1997.
          (f) If Landlord obtains earthquake insurance the deductible will be limited as it is allocated to "operating expenses" by the standards set in the insurance industry.

     5.2 Tenant shall pay to Landlord during each Comparison Year of the Term, in the manner and at the times herein provided, the Tenant Expense Share of the amount, if any, by which the aggregate annual Operating Expenses exceed the Expense Base ("Expense Rent"). Should the Termination Date be other than the last day of a Comparison Year, Expense Rent for such year shall be prorated. Prior to the beginning of each Comparison Year within the Term, or as soon thereafter as practical, Landlord shall notify Tenant in writing of Landlord's estimate of the aggregate amount of Operating Expenses for such Comparison Year together with the amount, if any, of Expense Rent calculated using such estimate. Tenant shall pay to Landlord such estimated Expense Rent during such Comparison Year in equal monthly installments in advance on the first day of each month. In the event that Landlord's notification is received by Tenant after the commencement of such Comparison Year, the first monthly payment of Expense Rent shall also include any Expense Rent payable for the period from the commencement of such Comparison Year until such first monthly payment. As soon as practical after the end of each Comparison Year of the Term, Landlord shall notify Tenant of its determination of the aggregate Operating Expenses incurred for such just prior Comparison Year. If on the basis of such determination for, and respecting, such just prior Comparison Year (i) Tenant has underpaid its Expense Rent, Tenant shall forthwith pay to Landlord the full amount of such deficiency, or (ii) Tenant has overpaid its Expense Rent, Landlord shall refund the full amount of such overpayment if such overpayment is greater than $2,000.00 or if the determination is made after the expiration of the Term or credit the full amount towards the next Expense Rent due from Tenant if such overpayment is $2,000.00 or less. Notwithstanding anything to the contrary contained in this Lease, within thirty (30) days after receipt by Tenant of Landlord's statement of Operating Expenses for any prior calendar year during the Term, Tenant or its authorized representative shall have the right to inspect the books of Landlord during the business hours of Landlord at Landlord's office in the Building, or, at Landlord's option, such other location as Landlord reasonably may specify, for the purpose of verifying the information contained in the statement. Unless Tenant asserts specific errors within thirty
(30) days after receipt of the statement, the statement shall be deemed correct as between Landlord and Tenant. In the event that Tenant believes that an error has been made by landlord, Tenant shall nevertheless pay any amount requested by landlord pending resolution of any dispute related thereto.

     5.3 Notwithstanding anything otherwise contained in this Lease, the calculation and payment of either and both of Basic Rent and Tax Rent under Articles 3 and 4 hereof are separate and distinct from, and shall not in any way be affected by, the calculation and payment of Expense Rent under this Article 5.

6.  SECURITY DEPOSIT

     6.1 Tenant shall deposit with Landlord on or before the January 3, 1997 the sum of One Hundred Fifty-Five Thousand, Five Hundred, Sixty-Eight Dollars and 80/100 ($155,568.80) ("Initial Security Deposit"),based on the following schedule:

               DATE:                    AMOUNT:
               Lease Execution          $50,000.00
               December 15, 1996        $75,000.00
               January 3, 1997          $30,568.80

Landlord shall transfer the Security Deposit of $29,620.80 and last month's rent of $14,810.40 from the Lease dated May 23, 1996 between the parties, to this Security Deposit. Upon Commencement of the Lease, Landlord shall have a $200,000.00 Security Deposit.

This sum, or as adjusted as provided for herein ("Security Deposit"), shall be held by Landlord as security for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any rent or other sum in default, or for payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the amount held by Landlord immediately prior to Landlord's use or application. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform every provision of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interests hereunder), provided that Landlord may retain the Security Deposit until such time as any amounts due from Tenant under this Lease have been determined and paid in full including, but not limited to, any sums due pursuant to Articles 3, 4 and 5, such refund of the Security Deposit shall be returned in
(30) days pursuant to this paragraph.

Provided Tenant is not in default of the Lease, the Security Deposit shall be reduced by crediting the monthly Base Rent as follows:

               MONTH          AMOUNT
               -----          ------

               25             $37,339.50
               26             $ 7,104.50
               37             $39,602.50
               38             $ 4,841.50
               49             $39,602.50
               50             $ 4,841.50


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

                                     7.  USE

     7.1 Tenant shall use the Premises solely for general office use. Tenant shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall not use or occupy the Premises in violation of law or of the Certificate of Occupancy issued for the Building, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said Certificate of Occupancy.

     7.2 Tenant acknowledges and agrees that the use to which Tenant is permitted to put the Premises, as set forth above, is a material provision of this Lease. Landlord reserves the right, in its sole discretion, to withhold its consent to any other use to which the Tenant or Tenant's proposed assignee or sublessee may wish to put the Premises. Landlord retains the right, in its sole discretion, to determine and control the type and proportion of tenant business within the Building. Any consent by Landlord to a change of use by Tenant shall not be deemed a waiver of Landlord's right to withhold its consent to any subsequent proposed change of use.

     7.3 Tenant, at its expense, shall comply with all certificates, rules, orders and regulations of public authorities, including Federal, State, County and Municipal authorities and with any direction of any public officer or officers which relate to Tenant's use or occupation of the Premises; provided that, such obligation shall not include the obligation to make structural improvements to the Premises required by applicable law or relieve Landlord from its obligations under Section 14.2 hereof.

     7.4 Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Building and Common Area, and/or property located therein, and/or the land upon which the Building is located and shall comply with all rules, orders, regulations and requirements of any insurance fire rating bureau or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will obstruct or unreasonably interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

                                   8.  NOTICES

     8.1 Any notice required or permitted to be given pursuant to the terms of this Lease must be in writing and must be given either by personal delivery evidenced by a signed written receipt therefor, or by certified or registered mail evidenced by a signed written receipt therefore or by overnight courier service. Notice shall be given to Tenant at:

                               VERTEL CORPORATION
                             21300 Victory Boulevard
                                   Suite 1200
                       Woodland Hills, California   91367


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

                     Notice shall be given to Landlord at:

                      Nomura-Warner Center Associates, L.P.
                   c/o Nomura Real Estate International, Inc.
                       515 S. Figueroa Street, Suite 1515
                         Los Angeles, California  90017

                                     and at:
                      Nomura-Warner Center Associates, L.P.
                          c/o O'Connor Realty Advisors
                                525 Market Street
                                   Suite 1420
                        San Francisco, California  94105

          Either party may by written notice to the other specify a different address for notice purposes. In the event Tenant or Landlord fails or refuses to accept certified or registered mail, or refuses to execute a receipt for personal delivery or overnight courier service, the other party may serve notice upon the party receiving notice by first class mail, postage prepaid, at the address of the Premises. Landlord and Tenant agree that the purpose of the receipts for notice provided for in this Article 8 is to eliminate, insofar as possible, disputes concerning receipt of such notice, and further agree that, except as set forth above, no other evidence of such notice shall be competent or admissible in a court of law or in any arbitration proceeding to prove such notice. The term "notice" as used herein shall not include any bills, invoices, rent statements or statement of any other charges or sums due from Tenant to Landlord, nor shall it include any notice required or permitted to be given pursuant to any law or statute. The acquiescence by Landlord or Tenant, or the failure by Landlord or Tenant to object, on one or more occasions, to some other or different method of notice, shall not be deemed to be a waiver of the requirements of this Article upon any other occasion, nor shall the parties be estoppel, by reason of any such conduct, to insist upon strict compliance with the terms of this Article.

     8.2 Notice shall be deemed effective at the time of delivery if personally delivered or by overnight courier service. If mailed, as provided in this
Article 8, notice shall be deemed effective, for all purposes, forty-eight (48) hours after deposit in the mail, properly addressed, postage prepaid.

                                   9.  BROKERS

     9. Tenant warrants to Landlord that no broker, agent or finder was instrumental in negotiating or consummating this Lease, excepting only Charles Dunn Company, Inc. and The Kaufman Group and that Tenant knows of no other real estate broker, agent, finder, person or entity ("Broker") who is, or might be, entitled to a commission or compensation in connection with the execution of this Lease. Any Broker that Tenant has failed to disclose herein shall be paid by Tenant. Landlord shall pay the commission due to Charles Dunn Company, Inc. Both parties shall hold each other harmless from all damages and indemnify the other party for all costs and expenses, including reasonable attorneys' fees, resulting from any claims that may be asserted against either party by any Broker not disclosed herein and who claims a right to compensation through either party.


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                      10.  HOLDING OVER; LIQUIDATED DAMAGES

     10.1 If Tenant holds over after the Term, with the prior written consent of Landlord, Tenant shall become a tenant from month to month, upon the same terms, conditions and covenants contained in this Lease, including Base Monthly Rent, except that Tenant agrees to pay to Landlord a monthly rent equal to one hundred twenty-five percent (125%) of the basic monthly rent for the last month of the of the Term payable by Tenant to Landlord. Landlord's consent to such holding over, and acceptance by Landlord of rent, after expiration or earlier termination of this Lease, shall not result in a renewal or extension thereof.

     10.2 If Tenant holds over after the Term, without the prior written consent of Landlord, Tenant shall become a tenant at sufferance only, and agrees to perform each and every term, condition and covenant of this Lease for such period of holding over, except as Tenant's covenant to pay rent is modified as hereinafter set forth. Tenant acknowledges that Tenant's failure to surrender possession of the Premises at the end of the Term will cause actual damage to Landlord which is impractical or extremely difficult to ascertain, including, by way of specification but not of limitation, possible increases in the cost of tenant improvements for prospective tenants of the Premises as well as liability to a new tenant of the Premises on account of the Landlord's inability to deliver timely possession. Tenant agrees that the damage, which would otherwise be measured by the reasonable rental value of the Premises for the time of the unlawful holding over, shall be liquidated in an amount equal to one hundred fifty percent (150%) of the Basic Monthly Rent, payable by Tenant to Landlord for the last month of the Term for each month, or portion thereof, the Tenant unlawfully holds over.

     10.3 The foregoing provisions of this Article are in addition to any other rights of Landlord hereunder, or as otherwise provided by law, including, but not limited to, the right to bring an action for unlawful detainer.

                         11.  TAXES ON TENANT'S PROPERTY

     11. Tenant shall be liable for and shall pay, prior to delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If the Tenant's improvements in the Premises, whether installed and/or paid for by Landlord or Tenant, and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant's improvements conforming to Landlord's building standards in other space in the Building are assessed, then the real property taxes and assessments levied against Landlord or the property, by reason of such excess valuation, shall be deemed to be taxes levied against the personal property or trade fixtures of Tenant and Tenant shall pay to Landlord all such taxes so levied upon demand of Landlord. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant's improvements are assessed at a higher valuation than Landlord's building standards, such records shall be binding on Landlord and Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used. In the event Tenant fails to pay any tax, as provided for herein, Landlord may pay such tax on behalf of Tenant, and the amount of tax so paid by Landlord shall constitute Additional Rent due Landlord upon demand.


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

                           12.  CONDITION OF PREMISES

     12.1 Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Building, or with respect to the suitability of either for the conduct of Tenant's business, and Tenant accepts same in AS IS, WHERE IS and WITH ALL FAULTS condition, subject to the provisions of Article 68. Notwithstanding anything to the contrary contained in this Lease, as of the Commencement Date and at no cost to Tenant, the heating, ventilating and air conditioning ("HVAC") system, and the electrical, plumbing & sewer (collectively, "Building Systems") serving the Premises shall be in good working order and repair. If during the first (30) days of the term any building system is not in good order or repair, Landlord shall repair or the same at no cost to Tenant.

     12.2 If Landlord has obligated itself to perform work in or about the Premises, Tenant shall give Landlord written notice of any claimed deficiencies in such work within thirty (30) days of the Commencement Date and, providing if Landlord concurs (such concurrence not to be unreasonably withheld) with Tenant's contentions, as set forth in the said notice, Landlord shall, within thirty (30) days after Landlord's inspection of the Premises, begin any corrective work required and diligently pursue to completion. Tenant shall not be entitled to any rent abatement or offset on account of any interference with Tenant's business caused by such work. If Tenant fails to give such notice to Landlord within said time, Tenant shall be deemed, for all purposes, to have accepted the Landlord's work as completed in accordance with Landlord's obligations.

     12.3 Any American Disabilities Act ("ADA") code requirement for compliance to the common area of the building if any, shall be the responsibility of the Landlord. Any ADA requirement for compliance to the Premises shall be the responsibility of the Tenant.

                                13.  ALTERATIONS

     13.1 Except for non-structural alterations costing not more than $25,000.00 per work of improvement Tenant shall not make any alterations, additions or improvements in or to the Premises without Landlord's prior written consent, which shall not be unreasonably withheld or delayed, and then only by licensed contractors reasonably approved by Landlord. For such alterations Tenant shall provide copies of as-built drawings to Landlord, if available. As a condition of such consent, Landlord reserves the right to require Tenant to submit working drawings and specifications for any proposed alterations, decorations, additions or improvements, together with Tenant's budgeted costs therefor. Tenant agrees not to install or construct any improvements or create other obstructions which might interfere with Landlord's free access to, or use of, the Common Areas.
All work, to be done by Tenant, shall be done at such times, and in such manner, as Landlord may designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules and/or directives of any governmental or regulatory entity. Before commencing any work, Tenant shall supply Landlord with copies of all required permits and approvals, and Tenant shall further give Landlord at least ten (10) days prior written notice of the proposed commencement of such work and if Landlord reasonably requests shall secure, at Tenant's expense, a lien and completion bond satisfactory to Landlord. Tenant shall also supply Landlord with evidence that Tenant's contractors and subcontractors have course of construction, products liability, completed operations, workers' compensation and public liability insurance in amounts reasonably satisfactory to Landlord. Landlord shall be named as an additional insured in all such policies.

     13.2 All alterations, decorations, additions or improvements upon the Premises ("Additions"), made by either party, including, without limiting the generality of the foregoing, all wall coverings, drapes, built-in cabinet work paid for by Landlord, paneling and the like, shall, unless Landlord elects otherwise, and so informs Tenant at time of consent, become the property of Landlord at the expiration of the Term and shall be surrendered with the Premises.

          Any Additions in or to the Premises by Tenant not in compliance with the provisions of Article 13.1 shall, upon notice from Landlord, be immediately removed by Tenant and the Premises restored to its original condition at Tenant's expense. Upon Tenant's failure to restore the Premises, as hereinabove provided, Tenant agrees to pay Landlord, upon demand, all expenses incurred by Landlord in such restoration, together with an administrative fee of fifteen percent (15%) of such expenses.

     13.3 All articles of personal property and all machinery and equipment, furniture and movable partitions owned by Tenant and, in each instance, which are not affixed or attached to the Building, shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term. If Tenant shall fail to remove all of its effects from said Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same as provided in Civil Code Sections 1980 et seq., and Tenant agrees to pay Landlord, upon demand, any and all expenses and costs recoverable by Landlord pursuant to said Code Sections. In addition to such costs and expenses, Tenant agrees to pay all reasonable attorneys' fees and court costs incurred by Landlord in removing and disposing of the effects.

     13.4 All work performed by Tenant, excluding cabinetry and wall coverings, pursuant to Article 13 shall be supervised by Landlord. Tenant shall pay, forthwith upon receipt of Landlord's invoice, as Additional Rent, all expenses pertaining to such supervision, including the examination by Landlord's architect, engineer, and any other consultant of the drawings and specifications of such work, and in addition Landlord's fee in the amount of five percent (5%) of the cost of such work. Notwithstanding the foregoing, nothing in this Paragraph 13.4 shall be deemed to apply to the improvements to be performed by Tenant, prior to occupancy, or within thirty (30) days after, nor to the installation of Tenant's work stations or Tenant's data communications or telephone cabling or wiring.

                                  14.  REPAIRS

     14.1 Except as otherwise provided in Article 14.2, Tenant shall, at Tenant's expense, keep the Premises in good condition and repair, including the maintenance, cleaning and repair of all interior glass panels and partitions. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises. Tenant shall, subject to the provisions of Article 13.3, upon the expiration of the Term, surrender the Premises to Landlord in the same condition as received, ordinary wear and tear and casualty damage, condemnation and alterations with respect to which Landlord has not reserved the right to require removal excepted. At the expiration of the Term, Tenant shall remove all trash and rubbish from the Premises and return the Premises in broom clean condition.

     14.2 Notwithstanding anything to the contrary contained in Article 14.1, and subject to Article 14.3, and Tenant's obligation to pay Expense Rent pursuant to Article 5, Landlord shall repair and maintain the structural portions of the Building including the Premises, including the basic plumbing, air conditioning and electrical systems installed or furnished by Landlord. Should such maintenance and repair be caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, servants, employees, licensees, or invitees, Tenant shall pay to Landlord, within (20) days after receipt of written notice thereof, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for any unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Article 21 hereof, and so long as Landlord is making reasonable efforts to minimize interference, there shall be no abatement of rent and no liability of Landlord by reason of any injury to, or interference with, Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises. Tenant waives the right to make repairs at Landlord's expense under Section 1942 of the California Civil Code, or under any law, statute or ordinance now or hereafter in effect. Tenant agrees that the Premises described herein do not constitute a "Dwelling Unit" or "Dwelling" as the term is used in California Civil Code Section 1940 et seq.

     14.3 Notwithstanding anything to the contrary contained in Articles 14.1 and 14.2, Tenant shall maintain and repair, at its expense, all lavatory, shower, toilet, wash basin and kitchen facilities and heating and air conditioning systems fully contained in the Premises, including all plumbing and electrical connections.

          The provisions of this Article 14.3 shall not apply to the basic plumbing, heating and air conditioning systems provided by Landlord to all tenants of the Building.

                                   15.  LIENS

     15. Tenant shall keep the Premises, the Building and the land upon which the Building is situated, free from any liens arising out of any work performed, materials furnished or obligations incurred by, or on behalf of Tenant. In the event that any mechanic's lien is recorded for work claimed to have been done for, or on behalf of, or for materials claimed to have been furnished to Tenant, Tenant agrees to discharge such mechanic's lien, by bond or otherwise, on demand of Landlord, at Tenant's expense. In the event Tenant fails to perform the provisions of this Article, Landlord may discharge any such lien and Tenant shall pay to Landlord, as Additional Rent, all sums paid by Landlord, including attorneys' fees, to remove such lien or liens.

                             16.  ENTRY BY LANDLORD

     16. Landlord shall at all times have the right to enter the Premises, at reasonable times and with reasonable notice to Tenant except in case of emergency, to inspect the same, supply janitorial and other services to be provided by Landlord, submit the Premises to prospective purchasers or tenants, post notices of non-responsibility, alter, improve or repair the Premises, or any portion of the Building, without being deemed guilty of any eviction of Tenant and without abatement of rent, and may, for that purpose, erect all necessary structures, where reasonably required by the character of the work to be performed, providing that the business of Tenant shall be interfered with as little as is reasonably practical. Tenant hereby waives any claim for damages for injury to, or interference with, Tenant's business, loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry or work, so long as Landlord is making reasonable efforts to minimize interference. Landlord shall at all times have a key with which to unlock all of the doors, in, upon and about the Premises, excluding Tenant's vaults and safes, and Landlord shall have the right to use any means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. If Tenant changes locks on any doors, without Landlord's prior written consent, Landlord shall have the right to change, remove and/or replace such locks and repair or restore any damage and Tenant agrees to pay Landlord, upon demand, all expenses incurred in accomplishing the foregoing. Entry to the Premises obtained by Landlord by said means, or for said purposes, or otherwise, shall, under no circumstances, be construed to be forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises, and any damages caused on account thereof shall be paid by Tenant. Except as otherwise expressly set forth, no provision of the Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations.

                           17.  UTILITIES AND SERVICES

     17. Landlord agrees to furnish to the Premises during Business Hours, subject to any governmental restriction, requirement or standard relating thereto, reasonable quantities of electric current for building standard lighting and receptacles, water for lavatory and drinking purposes, heat and air conditioning as required, in Landlord's judgment, for the comfortable use and occupation of the Premises and elevator services by non-attended automatic elevators. Business Hours mean the hours from 7:00 a.m. to 6:00 p.m. Monday to Friday and 9:00 a.m. to 1:00 p.m. on Saturday, exclusive of all statutory or legal holidays generally recognized in the State of California, or such other reasonable hours as Landlord may from time to time specify. Janitorial and security services will be furnished by Landlord to the extent and during such times as are standard in Class "A" office buildings in the Woodland Hills, California area. Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rent by reason of Landlord's failure to furnish any of the foregoing, when such failure is caused by governmental action, accident, breakage, repairs, strike, lockout, other labor dispute, disturbance of any character or for any other cause beyond Landlord's reasonable control, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents, employees, contractors or invitees. If Tenant requires or utilizes more water or electric power than Landlord is required to provide hereinabove, or if Tenant requires HVAC outside of Business Hours, or if Tenant has special water, electric power, cooling or ventilation needs created in certain areas by the use of devices or machines which include, but are not limited to, telephone equipment, computers, high-power consumption office equipment, or other similar devices, Landlord may at its option require Tenant to pay, as Additional Rent, the cost, as reasonably determined by Landlord, incurred by such usage. In addition, Landlord, at Tenant's expense, may install separate meter(s) for the Premises or separately meter such devices and machinery, and Tenant thereafter shall pay all charges of the utility providing the service thereto. High-power consumption office equipment is defined as equipment which consumes power in excess of the normal consumption of a Tenant in a Class "A" office building in the Woodland Hills, California area.

          In the event of Tenant's request, Landlord shall have the exclusive right, but shall not be required to supply, install, maintain, repair, replace, improve or alter, at Tenant's sole expense, all plumbing, electrical, heating, air conditioning and lighting systems in the Premises.

          Notwithstanding anything to the contrary, Landlord reserves the right to make reasonable and nondiscriminatory modifications to the standards for utilities and services noted hereinabove.

          Tenant shall have the right to abate its rent if there is more than five (5) consecutive business days of disruption in services that are within the control of Landlord, unless Landlord is making reasonable efforts to restore.

                   18.  BANKRUPTCY AND INVOLUNTARY ASSIGNMENT

     18.1 No interest of Tenant in this Lease shall be assignable by operation of law, including, without limitation, the transfer of this Lease by will or intestacy. Each of the following acts shall be considered an involuntary assignment.
          (a) If Tenant, or any guarantors of this Lease, shall become insolvent or file a petition under Chapter 7, 10, 11 or any other provision of the Bankruptcy Act, as now or hereafter in effect, or make an assignment for the benefit of creditors, or if the Tenant, or such guarantor be adjudicated a bankrupt in involuntary bankruptcy proceedings, and such adjudication shall not have been vacated within sixty (60) days from the date thereof;
           (b) If a receiver or trustee be appointed of the Tenant's property, or that of any guarantor of this Lease, and the order appointing such receiver or trustee is not set aside or vacated within sixty (60) days after the entry thereof;
           (c) If a writ of attachment or execution is levied on this Lease, or upon the property of Tenant or any guarantor of this Lease, unless such writ of attachment or execution be removed within sixty (60) days after such levy;
           (d) If this Lease shall otherwise by operation of law pass to any person or persons other than Tenant.

     18.2 The word "insolvent" as used herein shall mean either (a) an inability on the part of a person or entity to meet its obligations as they become due, or
(b) that the liabilities of a person or entity exceed its assets, or (c) both.

     18.3 An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to terminate this lease, and, in the event of an involuntary assignment, this Lease shall not be treated as an asset of Tenant. Landlord, in addition to all rights and remedies allowed by law or equity, shall, upon such termination, be entitled to recover damages in an amount equal to the then present value of the rent reserved in this Lease for the entire residue of the stated Term hereof, less the fair rental value of the Premises for the residue of the stated Term hereof, and neither Tenant nor any person claiming through or under Tenant, or by virtue of any statute or order of any court, shall be entitled to possession of the Premises, but they shall forthwith surrender the Premises to Landlord. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as damages, by reason of such termination, an amount equal to the maximum amount allowed by any statute or rule of law in effect at the time when, and governing the proceeding in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of damages recoverable under the provisions of this Article.

                              19.  INDEMNIFICATION

     19.1 Tenant shall indemnify and hold Landlord harmless against and from all claims arising from Tenant's use of the Premises, the conduct of its business, or from any activity, work, or thing done, permitted or suffered by the Tenant, Tenant's agents, employees, licensees or invitees, in or about the Premises, Common Area, Building and parking facilities and Tenant shall further indemnify and hold Landlord harmless against and from all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under this Lease, or arising from any act, neglect, fault or omission of the Tenant, its agents or employees, and from and against all costs, reasonable attorneys' fees, expenses and liabilities incurred in or about such claims, actions or proceedings brought thereon. In case any actions or proceedings are brought against Landlord by reason of any such claims, Tenant, upon notice from the Landlord, shall defend the same, at Tenant's expense, by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, on or about the Premises, Common Areas, Building and parking facilities from any cause whatsoever, except that which is caused by the gross negligence or willful misconduct of Landlord, its agents, servants, or employees, or other tenants or by the failure of Landlord to observe any of the terms and conditions of this Lease, where such failure has persisted for an unreasonable period of time after Landlord's receipt of written notice of such failure, and Tenant hereby waives all claims in respect thereof against Landlord except as specifically provided otherwise in this Article 19. Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be released from, and Tenant shall have no indemnity obligation with respect to, liabilities arising out of the gross negligence or willful misconduct of Landlord or its agents, employees, contractors or invitees; Landlord's violation of law; or a breach of landlord's obligations or representations under this Lease.

     19.2 Tenant shall pay for, indemnify and hold Landlord harmless from and against all damage to the Premises, Building and Common Areas to the extent caused, by Tenant, its agents, servants, employees, licensees or invitees. In the event Landlord reasonable believes that Tenant, its agents, servants, employees, licensees or invitees are causing damage to the Premises, Building or Common Areas, either singly or as a continuous course of conduct, Tenant shall, upon Landlord's written notice, take all necessary action to prevent such damage, and Tenant's failure to prevent such damage shall be a material breach of this Lease.

                        20.  DAMAGE TO TENANT'S PROPERTY

     20. Notwithstanding any provisions of Article 19 to the contrary, Landlord or its agents shall not be liable for any damage to property of Tenant entrusted to employees of the Building, or for loss of, or damage to, any such property by theft, or otherwise, or for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which any leak from any part of the Building, or from the pipes, appliances or plumbing works therein, or from the roof, street or sub-surface, or from any other place, or resulting from dampness or any other cause whatsoever except to the extent caused by Landlord's willful misconduct or gross negligence, or that of its agents, employees, contractors or invitees, and Tenant hereby releases Landlord from any claim for such damage. Neither Landlord nor its agents shall be liable for interference with light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord of fire or accidents in the Premises or Building.

                           21.  DAMAGE OR DESTRUCTION

     21.1 If the exterior of the Premises, the Building or the Common Areas are damaged as a result of any cause other than the negligence or fault of Tenant, its agents, employees or invitees, then Landlord shall forthwith repair the same, to substantially the same condition immediately prior to damage, provided the extent of the destruction be less than twenty-five (25%) percent of the then full replacement value of the Premises, the Building or the Common Areas. If the destruction of the exterior of the Premises, the Building or the Common Areas is to an extent greater than twenty-five (25%) percent of the then full replacement value, Landlord shall then have the option either: (a) to repair or restore such damage, this Lease continuing in full force and effect and the Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, such reduction to be based upon the extent to which the making of such repairs shall substantially interfere with and prevent Tenant from carrying on its business in the Premises during the time such repairs are being made; or (b) give notice to Tenant at any time within sixty (60) days after such damage, terminating this Lease as of the date specified in such notice. If Landlord gives such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice of Landlord, and the rent, reduced by any proportionate reduction (as provided in (a) above), shall be paid up to the date of such termination.

          Tenant shall have the right to terminate this Lease if either (i) the restoration work required to be performed by Landlord pursuant to this Section
21.1 has not commenced within ninety days (90) after the casualty causing the destruction so required to be restored, or (ii) after commencing the restoration work required to be performed by Landlord pursuant to this Section 21.1, Landlord fails thereafter to diligently prosecute such work to completion, or such work is not substantially completed (i.e., sufficient to permit Tenant to conduct its business within the Premises in substantially the same manner as prior to the casualty causing the destruction so required to be restored) within one hundred twenty (120) days after such casualty.

     21.2 Notwithstanding anything to the contrary contained in this Article, if the damage, as defined in 21.1, to the Premises, the Building or the Common Areas occurs as a result of any casualty covered in this Article during the last nine (9) months of the Term or any extension thereof, either Landlord or Tenant shall have the right to terminate this Lease.

     21.3 Landlord shall not be required to repair the interior of the Premises as a result of any injury or damage by fire or other cause, or to repair or replace any panels, decoration, office fixtures, railing, ceiling, floor covering, partitions, or any other property in the Premises belonging to Tenant.

     21.4 The provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the Civil Code of the State of California are hereby waived by Tenant and these provisions shall have no force and effect in governing the termination of this Lease.

                               22.  EMINENT DOMAIN

     22. In case the Premises, Building, land or Common Areas, or such part of any thereof, as shall substantially interfere with the Tenant's use and occupancy of the Premises, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, this Lease shall terminate on the earlier of the date of such sale or the date possession is required to be surrendered to said authority. Tenant shall not, because of such taking, assert any claim against the Landlord, for any compensation because of such taking of any interest in this Lease, the land, Building, Premises or Common Areas and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant, except as is separately awarded to Tenant by the condemning authority. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant's business, Landlord shall be entitled to the entire amount of the award, without deduction for any estate or interest of Tenant, and Landlord, at its option, may terminate this Lease. If Landlord does not so elect, Landlord shall promptly proceed to restore the Premises to substantially its same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration, and Tenant hereby waives the provisions of Code of Civil Procedure Section 1265.130. Nothing contained in this Article shall be deemed to give Landlord an interest in any award made to Tenant for the taking of personal property belonging to Tenant, moving costs, relocation expenses, loss of goodwill and the unamortized cost of any alterations installed by Tenant.

                                  23.  DEFAULTS

     23. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:
          (a) The failure by Tenant to make any payment required to be made by Tenant within five (5) days of written notice by Landlord to Tenant that payment is due; provided that, if Landlord has delivered such a written notice to Tenant within the twelve (12) month period preceding such delinquency, Tenant shall be in default hereunder if any payment is not made within five (5) days of when due and Landlord shall have no notice obligation with respect to such delinquency.
           (b) Any default specified in Article 18 of this Lease; or
           (c) The failure by Tenant to observe or perform any express or implied covenants or provisions of this Lease, other than as specified in (a) or (b) above, where such failure shall continue for a period of twenty (20) days after notice from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure
          Section 1161; and provided, further, that if the nature of Tenant's default is such that more than twenty (20) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said twenty (20) day period and thereafter diligently prosecute such cure to completion;

                                  24.  REMEDIES

     24.1 In the event of Tenant's default, in addition to any other remedies available to Landlord, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord elects to terminate this Lease, then in addition to all rights available to Landlord pursuant to California Code of Civil Procedure Section 1161 et seq., Landlord may recover from Tenant:
           (a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus
           (b) The worth at the time of award of the amount by which the unpaid rent, which would have been earned after termination until the time of award, exceeds the amount of such rental loss that the Tenant proves could have been reasonably avoided; plus
           (c) The worth at the time of award of the amount by which the unpaid rent, for the balance of the Term after the time of award, exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided; plus
           (d) Any other amount necessary to compensate Landlord for all the detriment approximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things could be likely to result therefrom.

     24.2 As used in Article 24.1(a) and 24.1(b) the "worth at the time of award" is computed by allowing interest at the rate specified in Article 38 of this Lease.

     24.3 As used in Article 24.1(c), the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

     24.4 In the event of default by Tenant, Landlord shall have the right to maintain Tenant's right to possession, in which case this Lease shall continue in effect, whether or not Tenant shall have abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

     24.5 In the event of default by Tenant, Landlord shall have the right to pursue any other remedy or remedies now or hereafter available to Landlord.

     24.6 Tenant waives all right to relief pursuant to California Code of Civil Procedure Section 1179.

     24.7 Notwithstanding any other provision of this Lease to the contrary, nor any other characterization contained herein, all amounts payable by Tenant to Landlord, of every kind and description, arising out of or related to Tenant's obligations to Landlord under this Lease are payable as rent, and in the event of Tenant's default in the payment thereof, Landlord shall have all rights and remedies available to Landlord on account of Tenant's default in the payment of rent, including, but not limited to, the maintenance of an action for the unlawful detainer of the Premises. Tenant agrees to pay all rent to Landlord when due without any deduction, off-set, or counterclaim whatsoever.

                              25.  ATTORNEYS' FEES

     25.1 If either Landlord or Tenant should bring suit to enforce any provision of this Lease, or any rights of either party hereto, or to interpret this Lease, the substantially prevailing party shall recover from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party. Notwithstanding the provisions of Civil Code Section 1717, the term "prevailing party" as used herein shall include by way of specification, but not of limitation, (1) a party as to whom a lawsuit is dismissed, either with or without prejudice, without the written consent of the opposing party, and (2) in the event the lawsuit is one for declaratory relief, that party whose contentions as to the interpretations to be given to this Lease are substantially upheld. Landlord and Tenant agree that any attorneys' fees payable pursuant to this Article may be claimed as court costs, to be fixed by the Court in which the lawsuit was filed, or to which it was transferred, upon motion and notice to the opposing party, or in a separate lawsuit.

     25.2 Should Landlord be named as a defendant in any suit brought against Tenant in connection with, or arising out of, Tenant's occupancy hereunder and not directly related to Landlord's acts or omissions, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including Landlord's reasonable attorneys' fees.

                         26.  ASSIGNMENT AND SUBLETTING

     26.1 Tenant, and any other party acting for, on behalf of or through Tenant, shall not during the Term pledge, hypothecate, encumber or assign this Lease, or Tenant's interest therein, or sublet all or any part of the Premises without the prior written consent of the Landlord, which Landlord agrees not to unreasonably withhold or delay subject to the term and provisions of this
Article 26. Any assignment, sublease, mortgage, pledge, encumbrance or transfer by Tenant, or any other party, made in contravention of this Article shall be
void.    Notwithstanding the foregoing, Landlord's consent shall not be required to list the Premises for assignment or sublet with a broker.

     26.2 (a) Should Tenant wish from time to time to assign this Lease, or to sublet all or a portion of the Premises, it shall first provide Landlord written notice thereof, together with the name and address of the proposed "bona fide" assignee or subtenant and other information as to the nature of its business and financial responsibility as Landlord may require, together with all the specific terms and conditions of the proposed assignment or sublease (such information is hereinafter collectively the "Tenant Notice"). By way of specification, but not of limitation, the Tenant Notice shall include the following information about the proposed assignee or subtenant: a detailed statement of facts about the proposed assignee or subtenant, the type of use to which the Premises will be put, a balance sheet as of a date within 90 days of the proposed effective date of the assignment or sublease, statements of income, profit and loss for the two (2) year period preceding such date, a written statement containing reasonable detail as to business experience during the preceding five (5) years, and bank and credit references. The Tenant Notice must be given to Landlord at least thirty (30) days prior to the date such proposed assignment or sublease is to be effective.

          (b)  Upon Landlord's receipt of the Tenant Notice, it may, within ten
          (10) days thereafter ("Notice Period"), advise Tenant in writing ("Landlord Notice") that:

               (i) In the case of a sublease, Landlord either elects to take such sublease from Tenant in its own name, or in the name of its designee, upon all the terms and conditions of the Tenant Notice, or Landlord elects to reduce the area of the Premises by the area which Tenant desires to sublease, in which latter event Landlord shall re-determine the area of the Premises, the Tenant Tax and Expense Shares and the Basic Rent in each case as of the date of such election; or
               (ii) In the case of an assignment, Landlord elects to terminate this Lease; or
               (iii) Landlord grants its consent and the Tenant may proceed, at its discretion, with such assignment or sublease on the terms contained in the Tenant Notice without amendment thereto; or
               (iv) Landlord withholds its consent to such assignment or sublease on any reasonable basis; provided, however, that any withholding of consent on the grounds that (a) the financial worth of the proposed assignee or subtenant may be insufficient to enable it to meet all its financial obligations as required under this Lease, (b) the reputation, character and/or the operation of the proposed assignee or subtenant is not in keeping with the nature of the Building, (c) the proposed use of the Premises is not consistent with general business office use, or
               (d) the proposed use of the Premises conflicts with any exclusive right granted by Landlord with respect to the Building, shall be deemed reasonable.
               (v) The failure of Landlord to provide Tenant with the Landlord Notice within the Notice Period shall not be deemed to constitute the Landlord's consent to the proposed assignment or sublease as in (b) (iii) above and Landlord shall use its best efforts to respond to the Tenant Notice as soon thereafter as reasonably practical.

               (iv) Notwithstanding the foregoing, if Landlord exercises either of the elections set forth in subsections (i) or (ii) above, Tenant shall have ten (10) days after receipt of landlord's Notice to rescind its request for Landlord's consent to the assignment or sublease, and to affirm to landlord that no assignment or sublease has been made or entered into, in which case this Lease shall continue in full force and effect.
          (c) Landlord's consent to an assignment or sublease shall be a specific consent only to the subletting or assignment upon all the terms and information contained in the Tenant Notice related thereto. In the event that Tenant receives such consent and within thirty (30) days thereafter does not consummate any such assignment or sublease, then in each case thereafter Tenant must prepare and submit to Landlord another Tenant Notice for each and every assignment or sublease it proposes to enter into, even if on the same terms as contained in the Tenant Notice for which the Landlord's consent was received.

     26.3 Throughout the Term, in the event of any permitted assignment or sublease, Tenant shall pay to Landlord forthwith any "Lease Premium" unless Tenant continues to occupy substantially all of the Premises. For the purposes hereof, "Lease Premium" means fifty percent (50%) of all consideration, including rents, received by or on behalf of Tenant from its assignee or sublessee for or from such assignment or sublease which (a) in the case of an assignment are received by or on behalf of Tenant respecting such assignment of this Lease, after deducting therefrom Tenant's reasonable costs to effect the assignment, including brokerage commissions, legal fees, redecoration and refurbishing costs, and (b) in the case of a sublease are received by or on behalf of Tenant in excess of Tenant's leasing expenses (and including, without limitation, Tenant's reasonable legal fees, redecoration and refurbishing costs) and rents (including without limitation Basic Rent, Expense Rent, Tax Rent and Additional Rent) which are payable by Tenant to Landlord hereunder for or in respect of the portion of the Premises so sublet.

     26.4 Any permitted assignment of this Lease, or permitted subletting of all or a portion of the Premises, shall not act to release Tenant from any liability under this Lease.

     26.5 In the event of any permitted assignment, Tenant shall cause any such assignee to execute an agreement with Landlord, upon a form furnished by Landlord, to be bound by all the terms of this Lease. Such separate agreement shall not release the Tenant from its primary liability. In the event of any permitted sublease, Tenant shall deliver to Landlord a fully executed copy of the sublease within ten (10) days after it is executed or the sublessee occupies the space, whichever occurs first.

     26.6 Tenant shall have the right to sublease all or any portion of the premises during the term of the Lease, or option term, to an affiliate, parent, or subsidiary company without the Landlord's written approval. Additionally, Tenant may house in its premises related entities and/or non-related third-party clients from time-to-time, without such being deemed a sublease.

     26.7 The provisions of this Article apply to all subsequent proposed assignments or sublettings in the same manner as to an initial proposed assignment or subletting. Tenant shall pay a reasonable processing fee to Landlord for each assignment or sublease submitted to Landlord not to exceed $500.00. Tenant shall not, either voluntarily or by operation of law, sell, hypothecate, transfer or otherwise encumber this Lease, or permit the Premises or any part thereof to be occupied by anyone other than Tenant or Tenant's employees, without the prior written consent of Landlord. Any sale, assignment, mortgage, or transfer of this Lease or occupancy of the Premises not in compliance with the provisions of this Article shall be void and shall constitute a material breach of this Lease.

     26.8 The sale of 51% or more of the value of the assets of Tenant, shall be deemed to be a voluntary assignment prohibited without Landlord's written consent. The phrase "controlling percentage" means the ownership of, or the right to vote, stock possessing at least 51% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding, and entitled to vote for the election of Directors. Notwithstanding anything to the contrary contained in this Article 26, Tenant, without Landlord's prior written consent, may sublease the premises or assign this Lease to: (i) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant; (ii) a successor corporation related to Tenant by merger, consolidation, or non-bankruptcy reorganization, so long as the surviving entity has a financial net worth equal to or greater than that of Tenant at the time of the merger; or (iii) a purchaser of substantially all of Tenant's assets located at the Premises. For purposes of this Lease, the sale of Tenants capital stock through any public exchange shall not be deemed a transfer of this Lease or the Premises requiring Landlord's consent.

                        27.  SUBORDINATION AND ATTORNMENT

     27.1 This Lease, and any option or right of first refusal granted hereby, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security hereafter placed upon the Building or the land upon which the Building is situated or both, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgages, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Landlord will use its best efforts to provide a standard lender non-disturbance agreement.

     27.2 Tenant agrees, at the request of any successor of Landlord, to attorn to such successor and Tenant further agrees to execute any reasonable documents required to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant's failure to execute such documents within ten (10) business days after receipt of written demand shall constitute a material default by Tenant hereunder without further notice to Tenant.

                              28.  OFFSET STATEMENT

     28.1 Tenant shall, at any time and from time to time, upon not less than ten (10) business days prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, and (b) acknowledging that Tenant has no knowledge of any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed; and (c) containing such other information as reasonably required by a prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

     28.2 Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are no uncured defaults in Landlord's performance, and (c) that not more than one month's rental has been paid in advance.

                              29.  HOURS OF SERVICE

     29. Tenant shall have access to the building twenty-four (24) hours a day, seven (7) days per week. Building standard HVAC operations are Monday through Friday, 7:00 a.m. to 6:00 p.m., Saturday 9:00 a.m. to 1:00 p.m., except legal holidays

                           30.  RULES AND REGULATIONS

     30. Tenant shall faithfully observe and comply with the Rules and Regulations, annexed to this Lease as Exhibit "D", and all reasonable and nondiscriminatory modifications thereof, and additions thereto, from time to time put into effect by upon written notice to Tenant by Landlord. Landlord shall not be responsible to Tenant for the violation or nonperformance by any other tenant or occupant of the building of any of the Rules and Regulations, or by reason of any act or omission of any such other tenant or occupant of the Building.

                              31.  CONFLICT OF LAWS

     31. This Lease shall be governed by and construed pursuant to the laws of the State of California.

                          32.  IDENTIFICATION OF TENANT

     32.1 If more than one person executes this Lease as Tenant, (a) each of them is jointly and severally liable for the keeping, observing and performing of all of the terms, covenants, conditions, provisions and agreements of this Lease to be kept, observed and performed by Tenant, and (b) the term "Tenant" as used in this Lease shall mean and include each of them jointly and severally and the act or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to the tenancy or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the persons executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or received such notice or refund or so signed.

     32.2 If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation, in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the bylaws of said corporation and that this Lease is binding upon said corporation.

                           33.  SUCCESSORS AND ASSIGNS

     33. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs, personal representatives, successors and permissible assigns.

                           34.  SURRENDER OF PREMISES

     34. The voluntary or other surrender of the Premises by Tenant, or mutual cancellation of this Lease, shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies, and no merger shall be effected in the event of such surrender.

                           35.  PERFORMANCE BY TENANT

     35. All covenants and agreements to be performed by Tenant under the terms of this Lease shall be performed at Tenant's expense and without any abatement of rent, except as where provided otherwise in this Lease. If Tenant shall fail to perform any act on its part to be performed hereunder, other than payment of money to Landlord, and such failure shall continue for ten (10) days after notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from any obligation of Tenant, but shall not be obligated to, perform any such act on Tenant's part to be performed. All costs incurred by Landlord, together with interest thereon at the rate specified in Article 38 of this Lease, from the date of such payment by Landlord shall be payable by Tenant to Landlord on demand.

                           36.  DEFINITION OF LANDLORD

     36. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee or owner or owners of the leasehold interest under a ground lease or leases of the land. In the event of any transfer, assignment or other conveyance or transfers of any such title or leasehold, Warner Center Associates, L.P. and in case of any subsequent transfers or conveyances, the then grantor, shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on its part contained in this Lease thereafter to be performed. If any Security Deposit or prepaid rent has been paid by Tenant, Landlord can transfer the Security Deposit or prepaid rent to Landlord's successor and on such transfer Landlord shall be discharged from any further liability in reference to the Security Deposit or prepaid rent.

                                   37.  WAIVER

     37. The waiver by Landlord or Tenant of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of Landlord or Tenant to insist upon the performance by the other in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

                              38.  INTEREST CHARGES

     38. Tenant agrees that if any sum payable by Tenant to Landlord under this Lease, whether constituting rent or otherwise, is not paid to Landlord within five (5) days after receipt of written notice from Landlord that such sum is due, (provided that, if Landlord has delivered such a written notice to Tenant within the twelve (12) month period preceding such delinquency, Landlord shall have no notice obligation with respect in such interest charge), such sum shall thereafter bear interest at a rate equal to the higher of (a) ten percent (10%) per annum, or (b) five percent (5%) per annum, plus the rate prevailing on the 25th day of the month preceding the date of execution of this Lease established by the Federal Reserve Bank of San Francisco on advances to member banks under
Section 13 and 13(a) of the Federal Reserve Act as now in effect, or hereafter from time to time amended (or if there is not such single determinable rate of advances, the closest counterpart of such rate as shall be designated by the Superintendent of Banks of the State of California, unless some other person or agency is delegated such authority by the legislature) and Landlord shall have no notice obligation with respect to such interest charge. Tenant hereby agrees that the use of such interest rate herein shall not be deemed to be interest upon a loan or forbearance of money, for goods or things in action for use primarily for personal, family, or household purposes within the meaning of California Constitution, Article 15, Section 1.

                                39.  LATE CHARGES

     39. Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Therefore, if any installment of rent is not received by Landlord (within five (5) days of written notice by Landlord to Tenant that payment is due, provided that, if Landlord has delivered such a written notice to Tenant within the twelve (12) month period preceding such delinquency, Landlord shall have no notice obligation with respect to such delinquency) or if any Additional Rent or any other sum due under this Lease is not paid by Tenant within five (5) days of receipt of a statement therefore from Landlord, Tenant shall pay to Landlord an additional sum of six percent (6%) of the overdue amount as a late charge. Such late charge shall be in addition to, and not in lieu of, any interest which may become due upon such sum pursuant to Article 38 of this Lease. The parties to this Lease agree that this late charge represents a fair and reasonable estimate of costs that Landlord will incur by reason of any late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease, or pursuant to any law now or hereafter in effect. The aforesaid late charge shall be considered Additional Rent.

                             40.  TERMS AND HEADINGS

     40. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The obligations imposed hereunder upon Tenant shall be joint and several. The article headings of this Lease are not a part of this Lease, are for convenience only, and shall have no effect upon the construction or interpretation of any part hereof.

                                    41.  TIME

     41. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

                        42.  PRIOR AGREEMENTS; AMENDMENTS

     42. This Lease contains the entire agreement of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations concerning the subject matter of this Lease, or collateral thereto, are deemed superseded by the execution of this Lease to the extent they are not incorporated herein, and that this agreement shall be deemed to be integrated.

                                43.  SEPARABILITY

     43. Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provisions hereof, and such other provisions shall remain in full force and effect.

                                 44.  RECORDING

     44. Tenant shall not record this Lease, or a short form memorandum thereof, without the written consent of the Landlord, and any such recording, without Landlord's written consent, shall be a material breach of this Lease.

             45.  TENANT'S AND LANDLORD'S INSURANCE AND SUBROGATION

     45.1 Tenant agrees to obtain and keep in force during the Term, at Tenant's expense, comprehensive public liability and property damage insurance with combined single liability limit of $1,000,000.00 or such greater amount as Landlord shall require from time to time. Landlord shall be named as an additional insured in said policy. In the event the Premises are on the street level floor of the Building, Tenant shall keep in force throughout the Term plate glass window insurance and Tenant shall pay all costs of replacement of such glass not covered by such insurance. Tenant shall, from time to time, upon Landlord's request, furnish Landlord with evidence that all required insurance is in effect with premiums paid. Landlord's failure to request such evidence shall not be deemed a waiver of Landlord's right to require such evidence at any time.

     45.2 Tenant agrees that during the Term it shall carry insurance against loss or damage by fire or other casualty in the full replacement value of any panels, decorations, office fixtures, railings, ceiling, floor coverings, wall coverings, partitions and all other improvements in the Premises and of any property or equipment of Tenant in or upon the Premises. Landlord will not carry insurance on Tenant's possessions or upon any improvements in or upon the Premises.

          Landlord agrees to obtain and maintain insurance as required by its first mortgage lender. The premium for such insurance shall be included in the building operating expenses. Both parties hereby waive all rights and claims against each other for insured losses and waive all right of subrogation of their insurers.

     45.3 All insurance policies required in Article 45 shall contain a provision which prohibits cancellation or termination of the policy without thirty (30) days prior notice to Landlord.

                              46.  PARKING LICENSE

     46. Landlord grants Tenant a revocable license to park in common with other tenants of Landlord four (4) automobiles per 1000 RSF of space, in the parking facilities appurtenant to the Building. Four (4) spaces shall be reserved and all the other spaces shall be unreserved. All parking spaces shall be at $55/space, per month including Los Angeles City Tax, for the term of the Lease. Any additional reserved parking spaces shall be at the building's prevailing parking rate, presently $104.50 per space, per month, and $55 per unreserved space per month, subject to availability in the building's parking structure. Visitor parking shall be at the building's posted rate during the lease term. Tenant's license shall be revoked and expire concurrently with the termination of the Lease, unless sooner terminated pursuant to the terms and conditions of this Article. If and only if Tenant is in default, beyond applicable cure periods, under any term or condition of the Lease, or of this Article, Landlord may, at Landlord's option, revoke this license and thereafter prohibit Tenant's use of the parking facilities, without liability to Tenant, until such default is cured, except that Tenant may thereafter use the parking facilities of the building upon the same terms and conditions that members of the public generally who are not tenants of the building may use said parking facilities. Tenant agrees to abide by all of the rules and regulations for the parking facilities that Landlord, or its designee, may from time to time establish upon written notice to Tenant. This Article creates only a revocable license to use such parking facilities and does not convey to Tenant any estate in the Building, the Common Areas, the real property on which the Building is located or in any parking facilities located at or on said real property. No bailment is created hereby, and Tenant for itself, its agents, servants, employees, successors and assigns, hereby releases Landlord and Landlord's agents, servants, employees and independent contractors from all claims for loss or damage arising out of or related to Tenant's use of the parking facilities. If tenant exercises its option(s) to renew (if any) pursuant to Article 58 of this Lease, the monthly parking rates for reserved and unreserved spaces shall be the regularly scheduled parking rates for the Building.

                           47.  PLATS, RIDERS, CLAUSES

     47. Clauses, plats, riders and provisions inserted herein, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof, and in the event of variation or discrepancy, the duplicate original hereof, including such clauses, plats, riders and provisions inserted herein, if any, held by Landlord shall control.

                               48.  BUILDING NAME

     48. The Tenant shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises. Landlord shall have the right, without liability to Tenant for any damage or any injury (all claims for damage or injury being hereby released and without giving rise to any claim for off-sets or abatement of rent), to change the name or street address of the Building.

                              49.  QUIET POSSESSION

     49. Tenant, upon paying the rents reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, shall have quiet possession of the Premises for the entire Term, subject to all the provisions of this Lease.

                            50.  CUMULATIVE REMEDIES

     50. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies.

                            51.  WAIVER OF JURY TRIAL

     51. Landlord and Tenant hereby waive their respective right to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect. Notwithstanding the foregoing, Landlord and Tenant agree that this waiver shall not be effective where the legal effect of such waiver would be to invalidate, in whole or in part, or to limit or impair in any manner any policy of insurance in force for the benefit of Landlord or Tenant or to limit or impair any rights, remedies or coverage afforded by such policy or policies of insurance. Tenant agrees that any lawsuit brought by Tenant against Landlord must be filed in a court of competent jurisdiction in the County of Los Angeles.

                     52.  EXAMINATION AND DELIVERY OF LEASE

     52. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant. This Lease becomes a binding legal instrument only upon its having been executed and delivered by all parties, together with payment in full of all sums required upon such delivery. Prior to such execution and delivery, the Lease is not legally binding or effective.

                          53.  CONFIDENTIALITY OF LEASE

     53. Tenant agrees to keep the terms of this Lease confidential and shall not disclose same to any other person not a party hereto, without the prior written consent of Landlord, provided that Tenant may disclose the terms hereof to Tenant's accountants, attorneys, managing employees, and others in privity with Tenant to the extent reasonably necessary for Tenant's business purposes without such prior written consent. Tenant agrees that a breach of this Article would cause irreparable injury to Landlord, and Landlord shall be entitled, together with all other remedies in law or equity available to Landlord, to injunctive relief to restrain such breach.

                            54.  FINANCIAL STATEMENTS

     54. Landlord shall have the right during the Term,once each year, upon written request, to require Tenant to furnish to Landlord financial statements prepared by a Certified Public Accountant according to generally recognized accounting principles showing Tenant's financial condition as of a date not more than ninety (90) days prior to the date such statements are required to be submitted to Landlord.

                               55.  AGREED FIGURES

     55. All figures set forth in this Lease represent negotiated sums and percentages and are conclusive as between Landlord and Tenant.

                               56.  FORCE MAJEURE

     56.1 If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of unavoidable delays caused by fire, catastrophe, acts of God, strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, civil commotion, war or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

     56.2 Neither party shall in any event be liable for damages or otherwise, nor shall the other party be released from any obligations hereunder because of the interruption of any service, or a termination, or disturbance (except to the extent, if any, expressly provided elsewhere in this Lease) attributable to strike, lockout, breakdown, accident, war, or other emergency, order or regulation of or by any governmental authority, failure of supply, inability to obtain supplies, parts or employees, or any cause beyond such party's reasonable control.

     56.3 The provisions of this Article shall not operate to extend the date for the exercise of any options or excuse Tenant from the prompt payment of rents, or any other payments required from either party to the other by the terms of this Lease.

                            57.  TENANT IMPROVEMENTS

     57. Landlord shall provide Tenant with a tenant improvement allowance equal to $____________________ which was calculated by multiplying the square footage on the twelfth floor by $6.50 and the square footage on the seventh floor by $16.50. Tenant shall be entitled to allocate the tenant improvement allowance no in excess of the $_____________ to either floor. Landlord shall fund the tenant improvement allowance pursuant to Exhibit C until Tenant has completed the tenant improvements or Landlord has exhausted the funds it is obligated to provide pursuant to this Article 57. Said Tenant Improvement allowance shall only be utilized for tenant improvements, furniture, fixtures and equipment, governmental permits and fees, and all architectural design expenses such as programming, space planning and construction drawings, including any mechanical engineering expense.

          Any additional Tenant Improvement expense shall be paid for by Tenant prior to commencement of construction. Landlord and Tenant shall approve final plans and Tenant Improvement expenses prior to commencement of the construction by the approved contractor(s).

          Tenant shall have the right to competitively bid the Tenant Improvement work, and select the contractor, subcontractors and be responsible for the Tenant Improvement work.

          Landlord shall have the right to approve the contractor(s), subcontractor(s) and the final construction contracts, which approval shall not be unreasonably withheld or delayed. If the Landlord is responsible for construction management and completion of the Tenant Improvements, Landlord shall receive an administrative fee for Landlord's actual costs not to exceed $.50/RSF.

          Any unused portion of the Tenant Improvement allowance shall not be credited against Base Rent.


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

                              58.  SIZE OF PREMISES

     58. The determinations contained in this Lease which are based on the size of the Premises, including, but not limited to, the Basic Rent and Tenant's share of Operating and Tax Expense assume that the Premises contains Twenty-Two Thousand Six Hundred Thirty (22,630) rentable square feet of the building containing 249,344 rentable square feet.

                                    59.  HVAC

     59. The HVAC system is a VAV multi-zoned system controlled by digital thermostats utilizing direct air expansion with one building air handler and perimeter re-heat coils. The entire system is electric. The after-hours HVAC is activated by Tenant through computer located in the ground floor mailroom. Tenant shall pay for after-hours HVAC use at the prevailing rate. The present rate is $20.00 per hour, per zone; and both Suite 700 and Suite 1200 have two
(2) zones which can be utilized individually or together.

                             60. HAZARDOUS MATERIALS

     60. Landlord shall represent and warrant to Tenant that to its knowledge, there are no hazardous substances located in or under the building, property, or the premises, and there has been no violation thereof of any law governing hazardous substances. Except as set forth below in this paragraph 60, if any hazardous materials are discovered during Tenant's occupancy it will be removed or encapsulated as appropriate by Landlord, at Landlord's sole cost and expense. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not itself, and shall not permit any of its agents, employees, contractors or other invitees to, use or store or otherwise discharge any hazardous materials on or about the Premises, the Building or the Common Areas (other than small quantities of cleaning solutions and ordinary office products in customary amounts necessary for Tenant's permitted use of the Premises). Except to the extent that Tenant is in violation of the foregoing provision, Tenant shall not be responsible to Landlord with respect to any hazardous material present on or about the premises, the Building or the surrounding property, or the soil, groundwater or surface water thereof, without regard to whether the hazardous materials were present on the Premises or the Building as of the Commencement Date. For purposes of this Lease, "hazardous materials" shall mean any material or substance that is now or hereafter prohibited or regulated by any statute, law, rule, regulation or ordinance or that is now or hereafter designated by any governmental authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

                              61.  OPTION TO RENEW

     61.1 Tenant shall have three (3), one (1) year option(s) to extend the Lease. The basic rent for the first one year option term shall be at the then fair market rental rate for space in comparable size, quality, and location in the Woodland Hills area. If exercised, the second and third option terms basic rent shall increase five (5%) percent from the prior years basic rent. To exercise an option, Tenant must provide written notice to that effect to Landlord at least six (6) months prior to the expiration of the initial Term of the Lease or any extension thereof.

     61.2 Except for Basic Monthly Rental rate and parking charges all terms and conditions of the Lease, including tax rent and expense rent, shall be in full force and effect during any option term. During any option term hereof, the monthly rental shall be computed in accordance with Articles 61.1.


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

     61.3 Tenant's option or options may be exercised only if Tenant is not in default, beyond applicable cure periods, under the Lease as of the date notice is served and remains so through the expiration of the initial Term or any extension thereof. If the option is properly exercised and Tenant is not in default, beyond applicable cure periods, the Term shall be extended for the period provided above.

     61.4 . Tenant must be occupying seventy-five (75%) percent of the Premises when it exercises an option.

     61.5 If the parties cannot agree within thirty (30) days prior to the commencement of the extended term, then the Fair Market Rent shall be determined by three appraisers selected and governed by the Rules of the American Arbitration Association. All other terms and conditions contained in this Lease and this Addendum, as the same may be amended from time to time by the parties in accordance with the provisions of this Lease, shall remain in full force and effect and shall apply during the Option term.

          Rescission. Notwithstanding anything to the contrary contained in this Paragraph, if the monthly rent during an Option period is determined by appraisal and if Tenant does not, in its discretion, approve the rental amount established by the appraisal, Tenant may rescind its exercise of the Option by giving Landlord written notice of its election to rescind within ten (10) days after receipt of all appraisals. If Tenant rescinds its exercise of the Option, then (i) the Lease shall terminate on the sixtieth (60th) day after Tenant's notice of rescission or on the date this Lease would have otherwise terminated absent Tenant's exercise of the Option, whichever date is later; and (ii)
Tenant shall pay all costs and expenses of the appraisal.

                   62.  CONDITION OF PREMISES UPON TERMINATION

     62. (a) Upon the expiration or termination of this Lease, Tenant shall leave the Premises peaceably and quietly and in as good order and condition as the same were on the date the Term of this Lease commenced, or were thereafter placed in, reasonable wear and tear, damage by fire or other casualty, acts of God and the elements excepted. Any property left on the Premises after the expiration or termination of this Lease shall be deemed to have been abandoned and the property of Landlord to dispose of as Landlord deems expedient.
          (b) Tenant shall have the right to remove from its walls any furniture or millwork attached to the walls (unless paid for by the Landlord), and to remove any phone equipment purchased by Tenant and attached to walls. Any discoloration of paint or wall covering, or any nail or screw holes apparent from such removal, shall be deemed normal wear and tear, as will the condition of the walls resulting from the customary removal of said items from the walls.

                             63.  BUILDING SECURITY

     63. Landlord shall provide twenty-four (24) hours on-site security to the building. Tenant at its sole cost and expense shall be permitted, with Landlord's reasonable consent, to install its own security system for the Premises.


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

                               64. MUST TAKE SPACE

     64. Tenant shall lease the remainder of the seventh floor, approximately 7,862 rentable square feet, commencing the first day of the tenth (10th) month from the Commencement Date as stated in paragraph one (1). The Lease of the expansion space shall be the same as the then existing space, except for the Tenant Improvement Allowance. The rental rate shall be the same per RSF Base Rent, and expansion space shall be coterminous with the existing Lease term, December 31, 2001.

          Tenant shall pay Landlord the Security Deposit of ($12,972.30) three
(3) months prior to the Commencement Date of the "MUST TAKE SPACE" . Should Landlord not receive the above referenced payment of ($12,972.30) by three (3) months prior to the Commencement Date of the "MUST TAKE SPACE", the Tenant's "Must Take Space" rights shall terminate due to Tenant's default. Both parties agree that it would be impractical or extremely difficult to fix actual damages in case of Tenant's default, and that the amount of $116,750.00 is a reasonable estimate of Landlord's damages. Landlord shall reduce the security deposit by $116,750.00 as Landlord's sole right to damages as it relates to the "Must Take" space. Additionally, Tenant shall reimburse the Security Deposit by the $116,750.00 amount.

          Landlord shall provide Tenant a Tenant Improvement Allowance equal to $14.03 per rentable square foot. Any unused portion of the Tenant Improvement Allowance shall not be credited against Base Rent.

          The "Must Take" rights shall be transferable to any related entity(s) or affiliate(s) either controlling, controlled by, or under control of Vertel, provided that such entity or affiliate shall have comparable or greater financial strength than that of Vertel as of the date Vertel executes this lease.

                             65.  JANITORIAL SERVICE

     65. Landlord shall provide standard five day janitorial service for the premises.

                             66.  SEISMIC COMPLIANCE

     66. The Landlord is presently completing the testing of the Warner Corporate Center per Los Angeles City Ordinance 170406. Landlord may be required to complete repairs to the building's structural components during the term of the Lease.

          If required to complete repairs (which shall be completed at no cost to Tenant), Landlord shall make best efforts to complete in a manner as not to impose any burden on the Tenant's quiet possession of the Premises. Any repairs made by Landlord pursuant to this Paragraph 66 shall, to the extent practical, be made outside of Tenant's normal business hours. If any work cannot be performed outside of normal business hours, Landlord will provide Tenant as much notice as is reasonably possible. if work that cannot be performed outside of normal business hours continues more than one full day, Tenant's rent will be abated. If work continues more than fifteen (15) consecutive days, Landlord will have the right to relocate Tenant within the building. If Landlord is unable to relocate Tenant within the building within the fifteen (15) day period, Tenant will have the right to terminate the Lease at the end of the fifteen (15) day period. Any work done by Landlord after hours shall be cleaned-up to as not to interfere with Tenant's use of the Premises on the following business day.


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

                        67.  DIRECTORY AND SUITE SIGNAGE

     67. Tenant shall have the right to include the company name on the building directory board in the main lobby and on each suite entrance sign at Tenant's sole cost, using building standard signage.

                                  68.  CLEAN UP

     68. Landlord shall thoroughly clean Suite 700, including the windows, immediately before and after Tenant's move-in.

                        69.  CONCURRENT LEASE TERMINATION

     69. Upon the commencement of this Lease term, the Lease dated May 23, 1996 executed between the parties for Suite 1200, 21300 Victory Blvd, Woodland Hills, shall terminate and be null and void. The last months prepaid rent and security deposit shall be transferred to this Lease as specified in paragraph six (6), Security Deposit, of this Lease.


THE PARTIES HERETO HAVE EXECUTED THIS LEASE ON THE DATES SPECIFIED IMMEDIATELY ADJACENT TO THEIR RESPECTIVE SIGNATURES.


                                             "LANDLORD"

                                             NOMURA - WARNER CENTER
                                             ASSOCIATES, L.P.


Date: November 26, 1996                       /s/ KIYOSHI MURAKATA
      -----------------------                --------------------------------
                                             By:  Kiyoshi Murakata, President
                                                  Nomura Warner, Inc.
                                                  General Partnership



                                             "TENANT"

                                             VERTEL CORPORATION, A
                                             CALIFORNIA CORPORATION


Date: November 26, 1996                       /s/ BRUCE W. BROWN
      ------------------------               --------------------------------
                                             By:  Bruce W. Brown, President


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

                        ADDENDUM TO OFFICE LEASE BETWEEN
              NOMURA - WARNER CENTER ASSOCIATES, L.P. ("LANDLORD")
                        AND VERTEL CORPORATION ("TENANT")
                             DATED DECEMBER 31, 1996

The following paragraphs of the Office Lease between the above parties dated November 26, 1996, are amended and supplemented as follows:

        DEMISING CLAUSE. Suite 700 is increased by 117 rentable square feet to 13,771 RSF which increases the total Premises to 22,747 RSF.

3. Basic Rent. The monthly Basic Rent shall increase by $193.05 to $37,532.55 per month ($450,390.60 annually), for the first thirty months of the Lease and increased by $204.75 to $39,807.25 per month ($477,687.00 annually) for the second thirty months of the Lease.
        Tenant shall pay Landlord $193.05 for the first installment of Basic Monthly rent concurrently with the execution of this Addendum to Lease.

4.1(c)  "TENANT TAX SHARE"  means 9.12%.

5.1(d)  "TENANT EXPENSE SHARE" means 9.12%.

6. SECURITY DEPOSIT. Provided Tenant is not in default of the Lease, the Security Deposit shall be reduced by crediting the monthly Base Rent as follows:

               MONTH     AMOUNT
               -----     ------
                 25      $37,532.55
                 26      $ 6,911.45
                 37      $39,807.25
                 38      $ 4,636.75
                 49      $39,807.25
                 50      $ 4,636.75

57. TENANT IMPROVEMENTS. The Tenant Improvement Allowance shall be increased by $1,930.50 to $285,565.50.

58. SIZE OF PREMISES. Size of the Premises shall increase 117 RSF to 22,747 rentable square feet.

64. MUST TAKE SPACE. Must Take Space shall be reduced by 117 RSF to 7,745 RSF and the expansion space shall be coterminous with the existing Lease Term. The Must Take Space Security Deposit shall remain the same. The Must Take Space Tenant Improvement Allowance shall be $108,662.35 at $14.03 RSF.

THE PARTIES HERETO HAVE EXECUTED THIS ADDENDUM TO LEASE ON THE DATES SPECIFIED IMMEDIATELY ADJACENT TO THEIR RESPECTIVE SIGNATURES.

                                        "LANDLORD"
                                        NOMURA - WARNER CENTER
                                        ASSOCIATES, L.P.

Date: November 26, 1996                  By: /s/ KIYOSHI MURAKATA
      --------------------------             ---------------------------
                                             Kiyoshi Murakata, President
                                             Nomura Warner, Inc.
                                             General Partnership

                                             "TENANT"
                                             VERTEL CORPORATION
                                             A CALIFORNIA CORPORATION

Date: November 26, 1996                  By: /s/ BRUCE W. BROWN
      --------------------------             -------------------------
                                             Bruce W. Brown, President


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